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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): February 15, 2007

                       PEOPLES EDUCATIONAL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                000-50916                                41-1368898
        (Commission File Number)           (I.R.S. Employer Identification No.)

            299 MARKET STREET
            SADDLE BROOK, NJ                               07663
(Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code: (201) 712-0090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 15, 2007, Peoples Educational Holdings, Inc. (the "Company") and Peoples Education, Inc. ("PE"), a wholly owned subsidiary of the Company, entered into a credit facility with Sovereign Bank (the "Bank"). The Company is the borrower under this facility, and PE has guaranteed the performance of the Company's obligations.

The facility consists of a revolving line of credit and a term loan:

     - The revolving line of credit provides for advances up to $10 million and expires on March 1, 2012. The interest rate on the revolving line of credit is in a range from LIBOR plus 2.0% to LIBOR plus 2.25%, or prime to prime plus 0.5%, with the exact interest rate based on the ratio of the Company's Total Funded Debt to EBITDA (as such terms are defined in the credit agreement).

     - The term loan is for $10 million and matures on December 31, 2012. The term loan provides for payments of interest only for the first twelve months and for 20 equal quarterly payments of principal and interest thereafter until maturity. The term loan bears interest at the same rate as the revolving line of credit.

Borrowings under the facility are secured by substantially all of the assets of the Company and PE. The credit agreement contains certain financial covenants, calculated on a consolidated basis for the Company and its subsidiaries, which, among other things, impose a maximum ratio of total funded debt to EBITDA, and a minimum fixed charge coverage ratio. These financial covenants restrict the payment of dividends on the Company's common stock.

On February 15, 2007, the Company borrowed $1.5 million under the revolving line of credit and $10.0 million under the term loan, and used such funds to repay prior bank debt. The interest rate under the revolving line of credit and the term loan was 7.55% at February 15, 2007.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On February 15, 2007, upon entering into the credit facility with the Bank, the Company and PE terminated their prior credit facility with Manufacturers and Traders Trust Company. In connection with this termination, the Company and PE repaid all amounts borrowed under the credit facility with Manufacturers and Traders Trust Company. The information set forth in Item 1.01 above is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 above is incorporated herein by reference.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information set forth in Item 1.01 above with respect to certain restrictions under the credit agreement on the payment of dividends is incorporated herein by reference.


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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits:

     Exhibit 10.1 Loan Agreement dated February 15, 2007, by and between Peoples Educational Holdings, Inc. and Sovereign Bank

     Exhibit 10.2 $10 million Revolving Credit Promissory Note dated February 15, 2007 payable by Peoples Educational Holdings, Inc. to Sovereign Bank

     Exhibit 10.3 $10 million Term Promissory Note dated February 15, 2007 payable by Peoples Educational Holdings, Inc. to Sovereign Bank

     Exhibit 10.4 Security Agreement dated February 15, 2007, by and between Peoples Educational Holdings, Inc., Peoples Education, Inc. and Sovereign Bank

     Exhibit 10.5 Guaranty and Suretyship Agreement dated February 15, 2007, by Peoples Educational Holdings, Inc. and Peoples Education, Inc. in favor of Sovereign Bank.

     Exhibit 10.6 Pledge of Stock Agreement dated February 15, 2007, by Peoples Educational Holdings, Inc. in favor of Sovereign Bank.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        PEOPLES EDUCATIONAL HOLDINGS, INC.
                                        (Registrant)


                                        By: /s/ Brian T. Beckwith
                                            ------------------------------------
                                        Name: Brian T. Beckwith
                                        Title: President and Chief Executive
                                               Officer

Date: February 21, 2007


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